UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 31, 2007, Kraft Foods Inc., a Virginia corporation, issued a press release announcing earnings for the third quarter ended September 30, 2007. A copy of the earnings press release is furnished as Exhibit 99.1 to this report.

The company reports its financial results in accordance with generally accepted accounting principles (GAAP). The company is presenting various operating results, such as operating income, operating income margin, effective tax rate, net earnings and diluted EPS on both a reported basis and on a basis excluding items that affect comparability of results. When the company uses operating results, such as operating income, operating income margin, effective tax rate, net earnings and diluted earnings per share, excluding items, they are considered non-GAAP financial measures. The term “items” refers to asset impairment, exit and implementation costs primarily related to a restructuring program that began in the first quarter of 2004 (the “Restructuring Program”). These restructuring charges include separation-related costs, asset write-downs, and other costs related to the implementation of the Restructuring Program. Other excluded items pertain to asset impairment charges on certain long-lived assets; gains and losses on the sales of businesses; interest from tax reserve transfers from Altria Group, Inc.; and the favorable resolution of Altria Group, Inc.’s 1996-1999 IRS Tax Audit in 2006.

Management believes that certain non-GAAP measures and corresponding ratios provide additional meaningful comparisons between current results in prior operating periods. The company’s top-line guidance measure is organic net revenues, which excludes the impacts of acquisitions, divestitures and currency. The company uses organic net revenues and corresponding growth ratios as non-GAAP financial measures. Organic net revenues is defined as net revenues excluding the impacts of acquisitions, divestitures and currency. Management believes this measure better reflects revenues on a go-forward basis and provides improved comparability of results.

The attached press release includes non-GAAP financial measures because our management uses this information to monitor and evaluate our operating results and trends on an on-going basis and to facilitate internal comparison to historical operating results. Our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes. Our management believes the non-GAAP information is useful for investors by offering them the ability to facilitate comparisons to historical operating results, better identify trends in our business, and better understand how management evaluates our business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect us. See the schedules attached to our earnings release as Exhibit 99.1 to this Current Report for supplemental financial data and corresponding reconciliations to GAAP financial measures for the quarters ended September 30, 2007, and September 30, 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for our results which are prepared in accordance with GAAP. In addition, the non-GAAP measures we use may differ from non-GAAP measures used by other companies.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated October 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: October 31, 2007		/s/ Timothy R. McLevish
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer